[LETTERHEAD OF LATHAM & WATKINS]

                                 June 17, 1998


The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907

Ladies and Gentlemen:

     At your request we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares (the "Shares") of common stock, $.001 par value, of The Spectranetics Corporation (the "Company") issuable upon exercise of options and other awards granted under the 1997 Equity Participation Plan of The Spectranetics Corporation, as amended (the "Incentive Plan"), the Nonqualified Stock Option Agreement dated as of April 17, 1996 (the "April Agreement") and the Nonqualified Stock Option Agreement dated as of March 3, 1997 (the "March Agreement").

     We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance thereon it is our opinion that upon the exercise of options and other awards granted pursuant to the Incentive Plan, the April Agreement and the March Agreement, and the issuance and sale of the Shares, each in the manner contemplated by the Incentive Plan, the April Agreement, the March Agreement and the Registration Statement, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the

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Incentive Plan, the April Agreement, the March Agreement and the Registration
Statement, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ LATHAM & WATKINS